As filed with the Securities and Exchange Commission on December 18, 2007
Registration No. 333-134733

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FINISAR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3674 (Primary SIC Code Number)	77-0398779 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jerry S. Rawls
Chief Executive Officer
Finisar Corporation
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Stephen K. Workman Senior Vice President, Finance, Chief Financial Officer and Secretary Finisar Corporation 1398 Moffett Park Drive Sunnyvale, California 94089 (408) 548-1000	Dennis C. Sullivan, Esq. DLA Piper US llp 2000 University Avenue East Palo Alto, California 94303 (650) 833-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-134733, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering 13,122,858 shares of common stock not sold under the Registration Statement. Finisar Corporation hereby de-registers 13,122,858 shares of common stock.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on December 18, 2007.

FINISAR CORPORATION
By:	/s/ Jerry S. Rawls*
Jerry S. Rawls
President, Chief Executive Officer and Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jerry S. Rawls* Jerry S. Rawls	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	December 18, 2007
/s/ Stephen K. Workman Stephen K. Workman	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	December 18, 2007
/s/ Roger C. Ferguson* Roger C. Ferguson	Director	December 18, 2007
/s/ David C. Fries David C. Fries	Director	December 18, 2007
/s/ Frank H. Levinson* Frank H. Levinson	Director	December 18, 2007
/s/ Larry D. Mitchell* Larry D. Mitchell	Director	December 18, 2007
/s/ Robert N. Stephens* Robert N. Stephens	Director	December 18, 2007
/s/ Dominique Trempont* Dominique Trempont	Director	December 18, 2007
*By: /s/ Stephen K. Workman Stephen K. Workman Attorney-in-fact